Exhibit 99.1

Axcella Therapeutics Announces Appointment of New Chief Financial Officer

Cambridge, Mass., February 7, 2022 – Axcella Therapeutics (Nasdaq: AXLA), a clinical-stage biotechnology company pioneering a new approach to treat complex diseases using multi-targeted endogenous metabolic modulator (EMM) compositions, today announced the appointment of Robert Crane as the company’s new Chief Financial Officer.

“Bob brings a wealth of life sciences experience to Axcella at an important and exciting juncture in the company’s evolution,” said Axcella President and Chief Executive Officer Bill Hinshaw. “We look forward to benefitting from his financial acumen, operational mindset and deep understanding of corporate value drivers as we approach multiple clinical readouts this year and the opportunity to scale our platform.”

Mr. Crane brings to Axcella over 35 years of experience building therapeutics, diagnostics and medical device companies. Following his role as a partner of the venture capital firm Montgomery Ventures, he has served as CFO and in senior leadership roles for a number of public and private life sciences companies. Over the course of his career, Mr. Crane has helped raise more than a billion dollars in capital via IPOs, follow-on offerings and business development initiatives while also creating billions in value for investors and many successful exits. Among his past companies are I-STAT (sold to Abbott), InKine (sold to Salix), Pyxis Oncology (NASDAQ: PYXS), Seragen, Inc. (sold to Ligand Pharmaceuticals), Sirtris Pharmaceuticals (sold to GSK), T-SCAN (NASDAQ: TSCN), and Taris Biomedical (sold to Allergan and J&J). Mr. Crane was also Chairman of the American Bicycle Group, a preeminent manufacturer of high-end bicycles. He earned a Master of Business Administration from Stanford University and a Bachelor of Science from the Massachusetts Institute of Technology.

“I found Axcella to be particularly compelling given its three advanced clinical programs, all of which are in indications with significant unmet needs,” said Mr. Crane. “Later this year, the company expects to share clinical data that will further elucidate our potential to create a new treatment paradigm for complex diseases while simultaneously offering investors the opportunity for significant appreciation. It is rare to encounter a company with so much potential upside and a platform to fuel future growth.”

About Axcella Therapeutics (Nasdaq: AXLA)

Axcella is a clinical-stage biotechnology company pioneering a new approach to treat complex diseases using endogenous metabolic modulator (EMM) compositions. The company’s product candidates are comprised of EMMs and derivatives that are engineered in distinct combinations and ratios to restore cellular homeostasis in multiple key biological pathways and improve cellular energetic efficiency. Axcella’s pipeline includes lead therapeutic candidates in Phase 2 development for the reduction in risk of overt hepatic encephalopathy (OHE) recurrence, the treatment of Long COVID, and the treatment of non-alcoholic steatohepatitis (NASH). The company’s unique model allows for the evaluation of its EMM compositions through non-IND clinical studies or IND clinical trials. For more information, please visit www.axcellatx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the company’s ability to bring medicines to patients with a range of complex conditions. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to the potential impact of COVID-19 on the company’s ability to conduct and complete its ongoing or planned clinical studies and clinical trials in a timely manner or at all due to patient or principal investigator recruitment or availability challenges, clinical trial site shutdowns or other interruptions and potential limitations on the quality, completeness and interpretability of data the company is able to collect in its clinical trials of AXA1665 and AXA1125, other potential impacts on the company’s business and financial results, including with respect to its ability to raise additional capital and operational disruptions or delays, changes in law, regulations, or interpretations and enforcement of regulatory guidance, whether data readouts support the company’s clinical trial plans and timing, clinical trial design and target indications for AXA1665 and AXA1125, the clinical development and safety profile of AXA1665 and AXA1125 and their therapeutic potential, whether and when, if at all, the company’s product candidates will receive approval from the FDA or other comparable regulatory authorities, potential competition from other biopharma companies in the company’s target indications, and other risks identified in the company’s SEC filings, including Axcella’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and subsequent filings with the SEC. The company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Axcella disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent the company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The company explicitly disclaims any obligation to update any forward-looking statements.

Contact:

Jason Fredette

jfredette@axcellatx.com

(857) 320-2236